Exhibit 10.E.6

                       COMPENSATION AGREEMENT AND RELEASE

     This Compensation Agreement and Release (this "Agreement") is made this 15th day of March, 2001, between The FINOVA Group Inc. (the "Company") and Stuart A. Tashlik ("Employee").

                                    RECITALS

     A. Employee has been an executive officer of the Company and certain of its affiliates. In connection with that engagement, Employee has become a party to the following compensation arrangements: (a) the Executive Retention Plan, (b) the Executive Severance Plan -- Tier 2, and (c) the Executive Officer Group Salary Continuation Plan (collectively, the "Recital A Benefits").

     B. Employee is aware that the Company and certain affiliates have filed for protection of the bankruptcy courts to reorganize their debts. In connection with those proceedings, the Company's obligations pursuant to executory agreements are subject to rejection by the Company and claims in the bankruptcy may be subject to uncertainty or delay. In addition, whether certain predicate events will occur is uncertain at this time, which might provide Employee with a claim for certain compensation if those events occurred.

     C. In connection with Employee's continued employment, Employee and the Company desire to set forth certain compensation arrangements governing Employee from and after the date of this Agreement.

     Now, therefore, in consideration of the sums to be paid and the other promises of the parties provided below, the parties agree as follows:

     1. TIME FOR ACCEPTANCE. Employee may accept this Agreement within seven (7) days of the date a draft of this Agreement was delivered to Employee. If it is not accepted within that period, the Company's offer of these terms shall be automatically revoked, unless the Company otherwise agrees in writing.

     2. EFFECTIVE DATE. The Effective Date of this Agreement will be at 8:00 a.m. on the eighth day following Employee's delivery of a properly executed counterpart of this Agreement to William C. Roche at 4800 N. Scottsdale Road, Scottsdale, Arizona 85251-7623, provided Employee has not revoked acceptance of this agreement prior to that time. Notwithstanding the above, this Agreement will not become effective until the Agreement is approved by the bankruptcy court. If the Agreement is not approved by the court, then the Agreement will become void.

     3. REVOCATION OF ACCEPTANCE. Employee may revoke acceptance of this Agreement provided Employee does so in writing, addressed to William C. Roche as noted above, which revocation must be delivered by hand or facsimile within seven (7) days of the date Employee delivers a signed counterpart of this Agreement to the Company.

     4. RETENTION BONUS PAYMENTS. In lieu of the Recital A Benefits that may become due to Employee, the Company shall pay and Employee agrees to accept the following sums:

          (a) The Company will pay Employee the sum of $150,000, less applicable withholding taxes. This payment will be made on the latter of the Effective Date or the date the first payment of all or a portion of the April 6, 2001 scheduled payment is made to employees of the Company generally, pursuant to the Retention Incentive Plan adopted in May 2000, as amended.
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          (b) On  adoption  of a plan  of  reorganization  by  the  Company  and approved by the court and creditors, the Company will pay Employee the sum of $75,000, less applicable withholding taxes, provided Employee remains an employee in good standing.

          (c) The Company will pay Employee the sum of $75,000, less applicable withholding taxes, on the first business day of January 2002, provided Employee remains an employee in good standing. Any unpaid amounts pursuant to Section 4
(a), (b) and (c) shall be paid on the severance date if Employee is involuntarily terminated other than for cause before those respective dates.

     5. BASE SALARY ADJUSTMENT. Employee's base salary shall be adjusted, commencing as of January 1, 2001, to be paid at a rate equal to not less than $225,000 per annum, payable in accordance with Company practices.

     6. SEVERANCE BENEFITS. Employee shall be entitled to receive the following severance benefits in the event of an involuntary termination other than for cause, provided the Employee executes a severance agreement which contains a full release of liability of the Company and its affiliates and their related personnel, which release and severance agreement shall be in the Company's standard form:

          (a) Severance compensation equal to one year's base salary, payable on the effective date of the execution of a severance agreement; provided, however, that if Employee is terminated without cause prior to the date payment of the bonuses pursuant to Sections 4 and 7 of this Agreement would be due, Employee shall be paid severance compensation equal to the greater of one year's base salary, or three years' base salary less the amount of any retention and discretionary bonuses paid to Employee hereunder. The Employee may be required to serve as a consultant in exchange for one of those years' worth of salaries on terms substantially similar to those offered to other similarly situated executives of the Company.

          (b) COBRA coverage for 12 months, consistent with Employee's elections in effect on the severance date, for medical, executive medical, dental and vision programs in which the Employee participates as of the severance date.

          (c) Financial counseling for 12 months from the severance date on the same terms as previously offered to Employee as of the severance date.

          (d) Outplacement services at an executive level for 12 months following the severance date.

          (e) Life insurance benefits equal to then-current elections for 12 months.

     7. DISCRETIONARY BONUS. Employee will be eligible to receive a discretionary bonus payable in February 2002 of between 0% and 150% of the target amount of $225,000, based on assessments of Employee's performance by senior management and the Human Resources Committee of the Board.

     8. TERMINATION OF PARTICIPATION IN CERTAIN PLANS. This agreement replaces the Recital A Benefits to the extent governing Employee. Employee acknowledges that upon the Effective Date of this Agreement, Employee shall no longer be a participant or have any right to assert a claim to benefits under any of those plans, agreements or practices, including for benefits that may have accrued, become vested or to which Employee otherwise has become entitled prior to the Effective Date. As a result, Employee agrees not to assert a claim against the Company or its estate for any such amounts, provided that the Company fully honors its obligations under this Agreement. Nothing in this Agreement impacts Employee's eligibility or participation in other benefit or compensation plans of the Company, such as pension, supplemental pension, stock or option plans,

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insurance,  executive medical,  financial counseling,  indemnification,  expense reimbursement and similar programs. Employee's rights and eligibility to participate in those plans are governed by the terms of those other programs.

     9. RELEASE FROM LIABILITY

          (a)  RELEASE:   Subject  to  the  terms  of  this   Agreement  and  in
consideration of the Benefits set forth above, Employee voluntarily and irrevocably (except for the seven (7) day revocation period noted above) releases and discharges the Company, its predecessors, their respective affiliates, and their respective stockholders, directors, officers, employees, plan fiduciaries, agents, successors and assigns (collectively, "Released Parties") from and against any and all claims, obligations, debts, demands, judgments, or causes of action of any kind whatsoever, known or unknown, actual or contingent, whether brought at law, in equity or otherwise, based on tort, contract, statute, or on any other basis, which Employee has or may have against any of them or liabilities they may have to Employee (collectively, "Claims"), which arise from or are related to Employee's employment or relationship with the Company or any other Released Party, the termination of the Recital A Benefits, or any other matter, cause or thing whatsoever which may have occurred involving Employee and any Released Party prior to the date of Employee's acceptance of this Agreement. This release includes all Claims for equitable relief, actual, compensatory, consequential, punitive, special, multiple or other damages, expenses (including without limitation attorney's fees and court costs), and all other reimbursements or charges of any kind. Employee hereby waives any remedy or recovery that may be sought on Employee's behalf by any government agency or other person, to the fullest extent permitted by law.

          (b) This release includes without limitation any and all Claims Employee has or may have against the Company or any other Released Party arising under any federal, state, local or foreign statute, common or other law, including without limitation those relating to discrimination of any type, unfair employment practices, sexual or other harassment, the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act, the Civil Rights Acts of 1866, 1871, 1964 and 1991, the Equal Pay Act of 1963, the Employee Retirement Income Security Act of 1974, the Internal Revenue Code of 1986, the Fair Labor Standards Act of 1938, the Family and Medical Leave Act of 1993, the Labor Management Relations Act of 1947, the National Labor Relations Act, the Rehabilitation Act of 1973, and any other employment-related laws and regulations, as they may be amended from time to time, as well as all other Claims Employee has or may have, including without limitation misrepresentation, fraud, duress, unfair dealing, wrongful termination, infliction of emotional distress, breach of fiduciary or other duty, invasion of privacy, failure to supervise or train, defamation, breach of contract, interference with contract, and all other causes of action of any kind, by whatever name known.

          (c) Employee agrees to release all such Claims, whether they are known to Employee or unknown at this time. Employee therefore waives and releases Employee's rights under any provision of law which states that a general release does not extend to Claims which the person does not know or suspect to exist in his or her favor at the time of executing the release, which if known to him or her must have materially affected the settlement.

     10. CONTINUING RIGHTS TO ENFORCE THIS AGREEMENT. The above release does not limit Employee's rights to enforce the terms of this Agreement to its fullest extent. Employee agrees, however, not to initiate or include as a Claim in any lawsuit, arbitration or other proceeding against the Company or any other Released Party in any court, before any governmental body, arbitration forum or otherwise, any Claim which Employee has released above, except for an action alleging a breach of this, but only this Agreement. In the event that a court finds in a final judgment that the substance of this Agreement is not enforceable, then the Employee shall have a right to assert a claim against the Company for amounts Employee can establish to be due to Employee pursuant to those items noted in Recital A, as well as to other Company benefits to which

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
the Employee is entitled pursuant to law or contract. Employee intends to release all other claims Employee may have against the Company at this time.

     11. ENTIRE AGREEMENT. Employee agrees that Employee is not relying on any representations, promises, statements or agreements not contained in or incorporated by reference into this Agreement or in the other written materials furnished in connection with this Agreement or Employee's Severance. Employee agrees that this Agreement is all-inclusive and that no additional oral or written representations, promises or agreements exist with the Company, the persons or entities referenced in the release paragraphs below or any one else concerning the subject matter hereof. This Agreement can not be modified, amended, terminated or otherwise changed unless it is done so pursuant to a written document or documents signed by both the Employee and the Company's Senior Vice President-Human Resources (currently William C. Roche) or other person authorized by the Company's Chairman.

     12. ADVICE OF COUNSEL. Employee acknowledges that Employee has been advised to consult with an attorney to review the terms and legal effect of this Agreement, including the release, at Employee's expense, and that Employee has been given a sufficient opportunity to do so to the extent Employee believes it appropriate.

     13. SEVERABILITY. Subject to Section 10 of this Agreement, should any part or interpretation of this Agreement be declared by any court or arbitrator of competent jurisdiction to be illegal or invalid, the remainder of this Agreement shall remain valid and in effect, the invalid provision shall be deemed to conform to a valid provision most closely approximating the intent of the invalid provision, and the invalid provision shall not be deemed to be a part of this Agreement.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to its choice of law principles; provided, however, to the extent that Federal laws of the United States control interpretation or enforcement of this Agreement, such Federal law shall control.

     15. SUCCESSORS AND ASSIGNS. This Agreement is binding on and shall inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and assigns.

     16. ARBITRATION. The parties irrevocably agree that any disputes, controversies or claims they may have arising out of this agreement, including one to interpret or to enforce this Agreement, shall be settled by binding arbitration pursuant to the rules of the American Arbitration Association for employment disputes. The matter shall be heard by a single arbitrator in Maricopa County, Arizona. The arbitrator shall award the prevailing party its costs, attorney's fees and disbursements (including those of in-house counsel) and other damages. The decision of the arbitrator shall be final, except as otherwise required by law.

     17. WAIVER OF JURY TRIAL. EMPLOYEE AND COMPANY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL IN ANY PROCEEDINGS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.

DATED: As of the date and year first noted above.

                                        THE FINOVA GROUP INC.


                                        By: /s/ William C. Roche
                                           -------------------------------------
                                        Senior Vice President-Human Resources

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
                ACCEPTANCE OF COMPENSATION AGREEMENT AND RELEASE
   BETWEEN THE FINOVA GROUP INC. AND STUART A. TASHLIK, DATED MARCH 15, 2001.

     I AGREE TO BE BOUND BY THE TERMS AND CONDITIONS OF THE ABOVE COMPENSATION AGREEMENT AND RELEASE, INCLUDING THE RELEASE FROM LIABILITY INCLUDED IN THE AGREEMENT. I HAVE CAREFULLY READ AND UNDERSTAND THE PROVISIONS OF THIS AGREEMENT. I HAVE HAD AN OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY AND OTHER ADVISORS OF MY CHOICE, AND I HAVE BEEN ADVISED TO DO SO. I ENTER INTO THIS AGREEMENT FREELY AND VOLUNTARILY. I INTEND TO BE LEGALLY BOUND BY THESE TERMS. I FOREVER WAIVE MY RIGHTS TO A JURY TRIAL AND CONSENT TO BINDING ARBITRATION. I UNDERSTAND THAT I MAY REVOKE THIS AGREEMENT AT ANY TIME WITHIN 7 DAYS OF THE DATE OF MY ACCEPTANCE OF THESE TERMS, provided I deliver by hand or facsimile a written signed statement to William C. Roche, Senior Vice President-Human Resources, The FINOVA Group Inc., 4800 N. Scottsdale Road, Scottsdale, AZ 85251-7623, (480) 636-6757, within that time period. I have signed this release before a witness who is at least 21 years of age.



Date:                        3/15/01
                             -----------------------------------------

Signature:                   /s/ Stuart A. Tashlik
                             -----------------------------------------



Witness Signature:           /s/ Richard Lieberman
                             -----------------------------------------

Witness Name:                Richard Lieberman
                             -----------------------------------------

Witness Address:             c/o FINOVA
                             -----------------------------------------


                      THIS IS A RELEASE AND LEGAL AGREEMENT
                          READ CAREFULLY BEFORE SIGNING

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